                                  EXHIBIT 4.1

================================================================================


                      RIVERWOOD INTERNATIONAL CORPORATION


                                  $100,000,000


                   10 3/8% Senior Subordinated Notes due 2004


                               _________________


                                   INDENTURE


                           Dated as of June 30, 1994


                               _________________


                             The Bank of New York,
                                   as Trustee


================================================================================

                             CROSS-REFERENCE TABLE

                                              Indenture
Trust Indenture Act Section                   Section
- - ---------------------------                   ---------

(S) 310(a)(1)...............................  7.10
       (a)(2)...............................  7.10
       (a)(3)...............................  N.A.
       (a)(4)...............................  N.A.
       (a)(5)...............................  N.A.
       (b)..................................  7.08; 7.10; 11.02
       (c)..................................  N.A.
(S) 311(a)..................................  7.11
       (b)..................................  7.11
       (c)..................................  N.A.
(S) 312(a)..................................  2.05
       (b)..................................  11.03
       (c)..................................  11.03
(S) 313(a)..................................  7.06
       (b)(1)...............................  N.A.
       (b)(2)...............................  7.06
       (c)..................................  7.06; 11.02
       (d)..................................  7.06
(S) 314(a)..................................  4.11; 4.12; 11.02
       (b)..................................  N.A.
       (c)(1)...............................  11.04
       (c)(2)...............................  11.04
       (c)(3)...............................  N.A.
       (d)..................................  N.A.
       (e)..................................  11.05
       (f)..................................  N.A.
(S) 315(a)..................................  7.01(b)
       (b)..................................  7.05; 11.02
       (c)..................................  7.01(a)
       (d)..................................  7.01(c)
       (e)..................................  6.11
(S) 316(a)(last sentence)...................  2.09
       (a)(1)(A)............................  6.05
       (a)(1)(B)............................  6.04
       (a)(2)...............................  N.A.
       (b)..................................  6.07
       (c)..................................  N.A.
(S) 317(a)(1)...............................  6.08
       (a)(2)...............................  6.09
       (b)..................................  2.04
(S) 318(a)..................................  11.01
- - --------------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions..........................................    1
SECTION 1.02.    Other Definitions....................................    20
SECTION 1.03.    Incorporation by Reference of
                    Trust Indenture Act...............................    21
SECTION 1.04.    Rules of Construction................................    21

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.    Form and Dating......................................    22
SECTION 2.02.    Execution and Authentication.........................    22
SECTION 2.03.    Registrar and Paying Agent...........................    23
SECTION 2.04.    Paying Agent To Hold Money in Trust..................    24
SECTION 2.05.    Securityholder Lists.................................    24
SECTION 2.06.    Transfer and Exchange................................    24
SECTION 2.07.    Replacement Securities...............................    25
SECTION 2.08.    Outstanding Securities...............................    25
SECTION 2.09.    Treasury Securities..................................    26
SECTION 2.10.    Temporary Securities.................................    26
SECTION 2.11.    Cancellation.........................................    26
SECTION 2.12.    Defaulted Interest...................................    26

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee...................................    27
SECTION 3.02.    Selection of Securities To Be
                    Redeemed..........................................    27
SECTION 3.03.    Notice of Redemption.................................    28
SECTION 3.04.    Effect of Notice of Redemption.......................    28
SECTION 3.05.    Deposit of Redemption Price..........................    29
SECTION 3.06.    Securities Redeemed in Part..........................    29

                                                                         Page
                                                                         ----
                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.    Payment of Securities................................    29
SECTION 4.02.    Maintenance of Office or Agency......................    30
SECTION 4.03.    Limitation on Transactions with
                    Affiliates........................................    30
SECTION 4.04.    Limitation on Indebtedness...........................    32
SECTION 4.05.    Limitation on Asset Dispositions.....................    32
SECTION 4.06.    Limitation on Restricted Payments....................    35
SECTION 4.07.    Corporate Existence..................................    37
SECTION 4.08.    Payment of Taxes and Other Claims....................    38
SECTION 4.09.    Notice of Defaults...................................    38
SECTION 4.10.    Maintenance of Properties............................    39
SECTION 4.11.    Compliance Certificate...............................    39
SECTION 4.12.    Reports..............................................    40
SECTION 4.13.    Waiver of Stay, Extension or Usury
                    Laws..............................................    40
SECTION 4.14.    Change of Control Offer..............................    40
SECTION 4.15.    Limitations on Senior Subordinated
                    Debt..............................................    42
SECTION 4.16.    Limitation on Dividend and Other Payment
                     Restrictions Affecting Subsidiaries..............    42
SECTION 4.17.    Limitation on Certain Investments....................    43
SECTION 4.18.    Limitation on Sale or Issuance of
                    Stock of Subsidiaries.............................    45
SECTION 4.19     Limitation on Liens..................................    45

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.    Restriction on Mergers and Consolidations
                    and Sales of Assets...............................    45
SECTION 5.02.    Successor Corporation Substituted....................    47

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default....................................    47
SECTION 6.02.    Acceleration.........................................    49
SECTION 6.03.    Other Remedies.......................................    50
SECTION 6.04.    Waiver of Past Default...............................    50
SECTION 6.05.    Control by Majority..................................    51

                                                                         Page
                                                                         ----

SECTION 6.06.    Limitation on Suits..................................    51
SECTION 6.07.    Rights of Holders To Receive Payment.................    52
SECTION 6.08.    Collection Suit by Trustee...........................    52
SECTION 6.09.    Trustee May File Proofs of Claim.....................    52
SECTION 6.10.    Priorities...........................................    53
SECTION 6.11.    Undertaking for Costs................................    53

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee....................................    54
SECTION 7.02.    Rights of Trustee....................................    55
SECTION 7.03.    Individual Rights of Trustee.........................    56
SECTION 7.04.    Trustee's Disclaimer.................................    57
SECTION 7.05.    Notice of Defaults...................................    57
SECTION 7.06.    Reports by Trustee to Holders........................    57
SECTION 7.07.    Compensation and Indemnity...........................    57
SECTION 7.08.    Replacement of Trustee...............................    59
SECTION 7.09.    Successor Trustee by Merger, etc.....................    60
SECTION 7.10.    Eligibility; Disqualification........................    60
SECTION 7.11.    Preferential Collection of Claims
                    Against Company...................................    60

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.    Securities Subordinated to Senior
                    Debt..............................................    61
SECTION 8.02.    No Payment on Securities in Certain
                    Circumstances.....................................    61
SECTION 8.03.    Payment Over of Proceeds Upon
                    Dissolution, etc..................................    62
SECTION 8.04.    Subrogation..........................................    64
SECTION 8.05.    Obligations of Company Unconditional.................    65
SECTION 8.06.    Notice to Trustee....................................    66
SECTION 8.07.    Reliance on Judicial Order or
                    Certificate of Liquidating Agent..................    67
SECTION 8.08.    Trustee's Relation to Senior
                    Indebtedness......................................    67
SECTION 8.09.    Subordination Rights Not Impaired
                    by Acts or Omissions of the Company
                    or Holders of Senior Debt.........................    68

                                                                         Page
                                                                         ----

SECTION 8.10.    Securityholders Authorize Trustee
                    To Effectuate Subordination of
                    Securities........................................    68
SECTION 8.11.    This Article Not To Prevent Events
                    of Default........................................    68
SECTION 8.12.    Trustee's Compensation Not Prejudiced................    68
SECTION 8.13.    No Waiver of Subordination Provisions................    69
SECTION 8.14.    Payments May be Paid Prior to
                    Dissolution.......................................    69

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01.    Termination of Company's Obligations.................    69
SECTION 9.02.    Application of Trust Money...........................    71
SECTION 9.03.    Repayment to Company.................................    71
SECTION 9.04.    Reinstatement........................................    72

                                ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.   Without Consent of Holders...........................    72
SECTION 10.02.   With Consent of Holders..............................    72
SECTION 10.03.   Compliance with Trust Indenture Act..................    73
SECTION 10.04.   Revocation and Effect of Consents....................    73
SECTION 10.05.   Notation on or Exchange of Securities................    74
SECTION 10.06.   Trustee To Sign Amendments, etc......................    74

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01.   Trust Indenture Act Controls.........................    75
SECTION 11.02.   Notices..............................................    75
SECTION 11.03.   Communications by Holders with Other
                    Holders...........................................    76
SECTION 11.04.   Certificate and Opinion as to Conditions
                    Precedent.........................................    76
SECTION 11.05.   Statements Required in Certificate or
                    Opinion...........................................    77

                                                                         Page
                                                                         ----

SECTION 11.06.   Rules by Trustee, Paying Agent,
                    Registrar.........................................    77
SECTION 11.07.   Governing Law........................................    78
SECTION 11.08.   No Recourse Against Others...........................    78
SECTION 11.09.   Successors...........................................    78
SECTION 11.10.   Counterpart Originals................................    78
SECTION 11.11.   Severability.........................................    78
SECTION 11.12.   No Adverse Interpretation of Other
                    Agreements........................................    78

SIGNATURES............................................................    79

EXHIBIT A - Form of Security..........................................    A-1

- - --------------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of June 30, 1994 between RIVERWOOD INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, Trustee (the "Trustee").

          Intending to be legally bound hereby, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's 10 3/8% Senior Subordinated Notes Due 2004 (the "Securities").

                                  ARTICLE ONE

          DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  Definitions.
              -----------

          "Affiliate" means, with respect to any specified Person, any other
           ---------
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent or co-Registrar.  See
           -----
Section 2.03.

          "Asset Acquisition" means (i) a transaction by the Company or by any
           -----------------
Restricted Subsidiary involving any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or by any Restricted Subsidiary of assets of any Person comprising a division or line of business of such Person.

          "Asset Disposition" means any sale, transfer or other disposition of
           -----------------
(i) shares of Capital Stock of a Subsidiary (other than directors' qualifying shares) or (ii) property or assets of the Company or any Restricted Subsidiary; provided, however, that an Asset Disposition shall not include (a) any sale,
- - --------  -------
transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary to the Company or to a Restricted Subsidiary or by the Company to a Restricted Subsidiary, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business (including any sale of receivables by any Subsidiary in the ordinary course of business of such Subsidiary in a manner consistent with customary practice in such Subsidiary's country of business), or (c) sales, transfers and other dispositions of property or assets of the Company and its Restricted Subsidiaries with a fair market value of less than $15,000,000 in the aggregate in any consecutive four fiscal quarters. Notwithstanding any of the foregoing, an Asset Disposition shall include any sale, transfer or other disposition by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary of the shares, property or assets referred to in clauses (i) and (ii).

          "Asset Sale" means (i) a transaction by the Company or by any
           ----------
Restricted Subsidiary pursuant to which a Subsidiary of the Company shall cease to be a Subsidiary of the Company or (ii) the sale, transfer or other disposition by the Company or by any Restricted Subsidiary of assets comprising a division or line of business of the Company or of a Restricted Subsidiary.

          "Bank Facility" means the Credit Agreement dated as of June 30, 1994,
           -------------
between the Company, as borrower thereunder, and the banks named therein, including Morgan Guaranty Trust Company of New York, as agent and Canadian Imperial Bank of Commerce, as co-agent and security agent thereunder, as such facility may be amended, restated, supplemented or otherwise modified from time to time, not to exceed $125 million principal amount at any one time outstanding.

          "Board of Directors" means the Board of Directors of the Company or
           ------------------
any authorized committee of that Board.

          "Board Resolution" means, with respect to any Person, a duly adopted
           ----------------
resolution of the Board of Directors of such Person.

          "Brazilian Subsidiaries" means Igaras Papeis e Embalagens, Ltda.;
           ----------------------
Igaras Agro-Florestal Ltda.; Papelok S.A. Industria e Comercio; Agrok Agro-Florestal Ltda.; and New Materials, Ltd.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, resolution or executive order to close.

          "Capital Lease Obligation" of any Person means any obligations under
           ------------------------
any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of Capital Stock of a corporation or any and all equivalent ownership interests in a Person other than a corporation.

          "Change of Control" means such time as (i) a "person" or "group"
           -----------------
(within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Manville or the PI Trust, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the outstanding Voting Stock of the Company; or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with (A) any new directors whose election by the Board of Directors of the Company or whose nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, and (B) any new directors designated for election or whose election to the Board of Directors of the Company was approved by the PI Trust) cease for any reason to constitute a majority of the directors then in office.

          "Change of Control Triggering Event" means the occurrence of both a
           ----------------------------------
Change of Control and a Rating Decline.

          "Company" means the Person named as the "Company" in the first
           -------
paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

          "Company Request" or "Company Order" means a written request or order
           ---------------      -------------
signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Amortization Expense" means, for any period, the
           ---------------------------------
amortization expense of the Company and its

Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Cash Flow Available for Interest Expense" means, for any
           -----------------------------------------------------
period, (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Income Tax Expense, (iv) Consolidated Depreciation Expense, (v) Consolidated Amortization Expense, (vi) Consolidated Cost of Timber Harvested, and (vii) other non-cash items reducing Consolidated Net Income, minus (b) non-cash items
                                                       -----
increasing Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Cost of Timber Harvested" means, for any period, the
           -------------------------------------
cost of timber harvested of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Depreciation Expense" means, for any period, the
           ---------------------------------
depreciation expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Income Tax Expense" means, for any period, the aggregate
           -------------------------------
of the income tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Coverage Ratio" means, for any period, the
           ------------------------------------
ratio of (i) Consolidated Cash Flow Available for Interest Expense plus one-
                                                                   ----
third of Consolidated Rental Expense to (ii) Consolidated Interest Expense plus
                                                                           ----
one-third of Consolidated Rental Expense. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Interest Expense" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis for the period of such
                                    --- -----
calculation to (i) the incurrence (and the application of the proceeds thereof) or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation and any incurrence (and the application of the proceeds thereof) or repayment of other Indebtedness (including the Securities), other than the incurrence or repayment of Indebtedness in the ordinary course of business pursuant to working capital facilities (including, without limitation, under the Miscellaneous Available Credit Facilities), at any time subsequent to the first day of the four full most recent fiscal quarters for which financial information is or should have been filed with the SEC (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Interest Coverage Ratio of the Company (the "Transaction Date") and on or prior to the Transaction Date, as if such incurrence (and the application of the proceeds thereof) or repayment, as the case may be, occurred on the first day of the Four Quarter Period and (ii) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness) at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness and also including any Consolidated Cash Flow Available for Interest Expense associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided,
                                                                   --------
however, that the Consolidated Cash Flow Available for Interest Expense of any
- - -------
Person becoming a Restricted Subsidiary shall not be included to the extent the net income of such Restricted Subsidiary would be excluded pursuant to clause
(iii) of the definition of "Consolidated Net Income."

          "Consolidated Interest Expense" means, for any period, the interest
           -----------------------------
expense (including the interest component of all Capital Lease Obligations and the earned discount or yield with respect to a sale of receivables constituting Indebtedness) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus the aggregate amount of Preferred Dividends recognized by the Company and its Restricted Subsidiaries, whether or not declared during such period.

          "Consolidated Net Assets" means, with respect to the Company and its
           -----------------------
Restricted Subsidiaries, as at any date, the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) appropriate adjustments on account of minority interests of other Persons holding shares of Restricted Subsidiaries, all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries and computed in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the net income (or
           -----------------------
loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom: (i) the net
      --------  -------
income (or loss) of any Person which is not a Restricted Subsidiary, except (A) to the extent of the amount of dividends or other distributions actually received in cash or tangible property or tangible assets (such property or assets to be valued at their fair market value net of any obligations secured thereby) by the Company or any of its Restricted Subsidiaries from such Person during such period (subject, in the case of any dividend or distribution received by a Restricted Subsidiary, to the limitations imposed by clause (iii) below) and (B) without duplication of any amount otherwise included in Consolidated Net Income, cash realized by the Company or any of its Restricted Subsidiaries (subject in the case of a Restricted Subsidiary to the limitations imposed by clause (iii) below) during such period on account of dividends or distributions paid in other than cash or tangible property, (ii) except to the extent includible pursuant to the foregoing clause (i), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries or that Person's property or assets are acquired by the Company or any of its Restricted Subsidiaries, (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (iv) the excess (but not the deficit), if any, of
(x) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any asset that is not sold in the ordinary course of business or of any Capital Stock of a Subsidiary over
(y) any loss which must be treated as an extraordinary item under GAAP or any loss realized upon the sale or other disposition of any asset that is not sold in the ordinary course of business or of any Capital Stock of a Subsidiary, and

(v) the recognition of the cumulative effect of changes in accounting principles.

          "Consolidated Net Worth" means the amount which at any date of
           ----------------------
determination, in accordance with GAAP, would be set forth under the caption "stockholders' equity" (or any like caption) on the consolidated balance sheet of the Company and its Restricted Subsidiaries, exclusive of amounts attributable to Redeemable Stock.

          "Consolidated Rental Expense" means, for any period, the aggregate of
           ---------------------------
the rental expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Corporate Trust Office of the Trustee" shall be at the address of the
           -------------------------------------
Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Company.

          "Default" means any event which is, or after notice or passage of
           -------
time or both would be, an Event of Default.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated by the SEC thereunder.

          "Foreign Restricted Subsidiary" means a Restricted Subsidiary whose
           -----------------------------
jurisdiction of incorporation is outside the United States.

          "Foreign Subsidiary" means a Subsidiary whose jurisdiction of
           ------------------
incorporation is outside the United States.

          "Four Quarter Period" has the meaning set forth under the definition
           -------------------
of "Consolidated Interest Coverage Ratio."

          "GAAP" means generally accepted accounting principles, consistently
           ----
applied, as in effect from time to time in the United States of America, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

          "Holder" or "Securityholder" means the Person in whose name a Security
           ------      --------------
is registered on the books of the Registrar or any co-Registrar.

          "Indebtedness" means, with respect to any Person and without
           ------------
duplication:

               (a) any liability of such Person (1) for borrowed money, or (2) for any letter of credit for the account of such Person supporting other obligations of such Person included in this definition, or (3) evidenced by a bond, note, debenture or similar instrument (including any purchase money obligation) (other than a trade payable or a current liability arising in the ordinary course of business), or (4) for the payment of money relating to a Capital Lease Obligation;

               (b) all Redeemable Stock issued by such Person (the amount of the Indebtedness represented by any Redeemable Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends);

               (c) the proceeds of the sale of any receivables, with or without recourse, except for any sale of receivables by a Restricted Subsidiary in the ordinary course of business of such Restricted Subsidiary for the purpose of collection rather than as a financing arrangement and in a manner consistent with customary practice in such Restricted Subsidiary's country of business;

               (d) if such Person is a Subsidiary, all Preferred Stock issued by such Subsidiary (the amount of Indebtedness represented by any such Preferred Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends);

               (e) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and

               (f) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses
     (a), (b), (c) and (e) above.

For purposes of determining any particular amount of Indebtedness under this definition solely in connection with calculating the Consolidated Interest Coverage Ratio in clause (2) of Section 4.04, (x) guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount and (y) any premium, interest, penalties, reimbursement or indemnification amounts, fees or expenses with respect to any Indebtedness shall not also be included. For the purpose of determining compliance with Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses or more than one of the clauses of the definition of "Permitted Indebtedness," the Company, in its sole discretion, shall not be required to include the amount and type of such Indebtedness in more than one of such clauses and the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

          "Indenture" means this Indenture as amended or supplemented from time
           ---------
to time.

          "Intercompany Agreement" means the Intercompany Agreement dated as of
           ----------------------
June 1, 1992 between the Company and Manville.

          "Interest Payment Date" means the stated maturity of an installment of
           ---------------------
interest on the Securities.

          "Issue Date" means the date of first issuance of the Securities under
           ----------
this Indenture.

          "Lien" means any mortgage, charge, pledge, lien, privilege, security
           ----
interest or other encumbrance upon or with respect to any property of any kind of the Company or any of its Restricted Subsidiaries, real or personal, moveable or immovable, now owned or hereafter acquired.

          "Manville" means Manville Corporation, a Delaware corporation.
           --------

          "Maturity Date" means the date, which is set forth on the face of the
           -------------
Securities, on which the Securities will mature.

          "Miscellaneous Available Credit Facilities" means an aggregate of $26
           -----------------------------------------
million of Indebtedness of the Company's foreign Restricted Subsidiaries either outstanding or available on the date of this Indenture pursuant to lines of credit or other similar arrangements existing on June 24, 1992.

          "Moody's" means Moody's Investors Service, Inc. and its successors.
           -------

          "Net Cash Proceeds" means, with respect to any Person, the proceeds
           -----------------
received in cash or cash equivalents (including any cash received by way of deferred payment, monetization of a note or receivable or otherwise, but only as and when received and excluding the portion of any such deferred payment which in accordance with GAAP constitutes interest) by such Person from any Asset Disposition net of (i) the direct costs relating to such Asset Disposition (including, without limitation, legal, accounting and investment banking fees and sale commissions), (ii) taxes paid or payable (including, without limitation, income taxes reasonably estimated to be actually payable as a result of such Asset Disposition within two years of the date thereof) and (iii) any reserve for adjustment of the sale price of such property, or other post closing adjustments, established in accordance with GAAP.

          "Obligations" means any principal, premiums, interest, penalties, fees
           -----------
and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means the Chairman, the President, any Vice President, the
           -------
Chief Financial Officer, the Treasurer, or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or
           ---------------------
by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 11.04 and 11.05.

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Indebtedness" means:
           ----------------------

          (a) Indebtedness of the Company or of any Restricted Subsidiary in the amount outstanding on the date of this Indenture or available under Miscellaneous Available Credit Facilities;

          (b) Indebtedness incurred by the Company under the Securities;

          (c) Indebtedness incurred by the Company under the Bank Facility;

          (d) Indebtedness of the Company to any Restricted Subsidiary or of a Restricted Subsidiary to the Company or to another Restricted Subsidiary (and any refinancing of any thereof) in each case for so long as held by the Company or by a Restricted Subsidiary;

          (e) additional Indebtedness of the Company or of Restricted Subsidiaries for working capital purposes (including financing arrangements involving the sale of receivables) in an aggregate principal amount (including, in the case of receivables financing arrangements, the proceeds obtained from such arrangements with respect to receivables that remain uncollected) at any one time outstanding for the Company and the Restricted Subsidiaries pursuant to this clause (e) not to exceed the greater of (A) $100,000,000 and (B) 7.5% of Consolidated Net Assets calculated at the end of the fiscal quarter ending immediately prior to the incurrence of such Indebtedness, and any refinancing of any such Indebtedness; provided,
                                                                 --------
     however, that such refinancing shall not increase the total of the
     -------
     aggregate amount outstanding that is permitted by this clause (e), plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or any Restricted Subsidiary in connection with such refinancing;

          (f) additional Indebtedness of the Company or of any of the Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed $50,000,000, and any refinancing of any such Indebtedness; provided, however, that such refinancing shall not increase the total of
     --------  -------
     the aggregate amount outstanding that is permitted by this clause (f), plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or any Restricted Subsidiary in connection with such refinancing;

          (g) Indebtedness assumed by the Company or by any Restricted Subsidiary in connection with the acquisition of assets from a Person not an Affiliate of the Company; provided, however, that (1) such Indebtedness
                                  --------  -------
     was not incurred by the Company or by any Restricted Subsidiary or such other Person in connection with or in contemplation or in anticipation of such acquisition of assets, (2) immediately before and immediately after giving pro forma effect to the incurrence of such Indebtedness the Company
            --- -----
     could incur $1 of additional Indebtedness not constituting Permitted Indebtedness pursuant to clause (2) of Section 4.04 and (3) such Indebtedness is not incurred in connection with the acquisition of assets from the Company;

          (h) any renewals, extensions, substitutions, refinancings or replacements (herein, a "refinancing" with "refinance" and "refinanced" having correlative meanings) of any Indebtedness incurred pursuant to clause (2) of Section 4.04 or clauses (a), (b), (c) and (g) of this "Permitted Indebtedness" definition (in each case assuming all available amounts were borrowed), including any successive refinancings so long as in each case (i) the amount of refinancing Indebtedness shall not exceed the aggregate amount of Indebtedness being refinanced, plus the amount of any premium required to be paid under the terms of the instrument governing the Indebtedness being refinanced and plus the amount of reasonable expenses incurred by the Company or a Restricted Subsidiary in connection with such refinancing (if such refinancing Indebtedness is issued at a price less than the principal amount thereof, an increase shall not be deemed to have occurred unless the gross proceeds of such refinancing Indebtedness is in excess of the total of the aggregate principal amount of the Indebtedness being refinanced as of the date of such proposed refinancing plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness being refinanced plus the amount of expenses incurred by the Company or a Restricted Subsidiary in connection with such refinancing), (ii) the average life and the date such Indebtedness is scheduled to mature is not shortened, (iii) the new Indebtedness is not senior in right of payment to the Indebtedness that is being refinanced and is subordinated to the Securities at least to the same extent and in the same manner as the Indebtedness that is being refinanced,
     (iv) if the Indebtedness being refinanced was incurred by the Company, then the new Indebtedness shall be incurred by the Company, and (v) such Indebtedness being incurred to refinance the existing Indebtedness is not incurred more than 90 days prior to such refinancing; and

          (i) Indebtedness of the Company or of any Restricted Subsidiary in respect of trade letters of credit, accommodation guarantees for the benefit of trade creditors of wholly-owned Restricted Subsidiaries, standby letters of credit, performance bonds and surety bonds, in each case, incurred in the ordinary course of business, but excluding any such instruments that are equivalent to or issued in support of any other obligation included in the definition of "Indebtedness."

          "Permitted Liens" means, as of any particular time, any one or more of
           ---------------
the following:

          (a) Liens securing any receivables or inventory financings permitted under clause (e) of the definition of "Permitted Indebtedness," or Liens securing Indebtedness permitted to be incurred under this Indenture (other than any direct or indirect guarantee or other assumption by a Restricted Subsidiary of Indebtedness of the Company that ranks pari passu with or is
                                                          ---- -----
     subordinate to the Securities, or any guarantee in respect thereof);

          (b) Liens permitted to be granted pursuant to the terms of any instrument governing Indebtedness of the Company outstanding on the date of this Indenture;

          (c) Liens granted in respect of Senior Indebtedness incurred in accordance with this Indenture;

          (d) Liens for taxes, rates and assessments not yet due or, if due, the validity of which is being contested diligently and in good faith by the Company or any of its Subsidiaries; and Liens for the excess of the amount of any past due taxes for which a final assessment has not been received over the amount of such taxes as estimated and paid;

          (e) the Lien of any judgment rendered which is being contested diligently and in good faith by the Company or any of its Subsidiaries and which does not have a material adverse effect on the ability of the Company and its Subsidiaries to operate their business or operations;

          (f) other than in connection with Indebtedness, any Lien arising in the ordinary course of business, such as (i) Liens to secure payments of workers' compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments, contracts (other than for the payment of money) or to secure public or statutory obligations of the Company, or any Subsidiary of the Company, or to secure surety or appeal bonds to which the Company or any Subsidiary of the Company is a party and (ii) any Lien imposed by law dealing with materialmen's, mechanics', workmen's, repairmen's, warehousemen's, landlords', vendors' or carriers' Liens created by law, or deposits or pledges;

          (g) servitudes, licenses, easements, encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges which will not in the aggregate materially adversely impair the use of the subject property by the Company or a Subsidiary of the Company as such property is used as of the date of this Indenture or in respect of which the Company or any of its Subsidiaries has made satisfactory arrangements for relocation so that such use will not in the aggregate be materially and adversely impaired;

          (h) zoning and building by-laws and ordinances, municipal by-laws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by the Company or a Subsidiary of the Company as such property is used as of the date of this Indenture;

          (i) Liens securing purchase money obligations incurred in compliance with the provisions of this Indenture with respect to assets acquired from a Person not an Affiliate of the Company, limited to the property acquired in the transaction in which the purchase money obligation was incurred;

          (j) any other Lien existing on the date of this Indenture;

          (k) Liens on assets acquired by the Company or any Subsidiary of the Company after the date of this Indenture, whether by acquisition of shares, assets or otherwise; provided, however, that such Lien existed on the date
                          --------  -------
     such asset was acquired and was not incurred in anticipation of or in connection with such acquisition;

          (l) any interest in or title of a lessor to any property subject to any Capital Lease Obligation or operating lease which, in each case, is permitted under this Indenture; or

          (m) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (l) of this definition (including, without limitation, in connection with any refinancing of the Indebtedness secured thereby to the extent consummated in compliance with this Indenture); provided, however, that (1) such
                                         --------  -------
     extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets, owned on the date of this Indenture or thereafter acquired, that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property or assets) and
     (2) the Indebtedness secured by such Lien (assuming all available amounts were borrowed) at such time is not increased.

          "Permitted Payments" means:
           ------------------

          (a) the payment of any dividend on share capital within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of this Indenture;

          (b) the prepayment, repurchase, redemption or other acquisition or retirement of (i) any shares of any class of share capital or (ii) any Indebtedness that is subordinate to the Securities, effected through the exchange of (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a

     Subsidiary of the Company) of, shares of Capital Stock of the Company other than Redeemable Stock;

          (c) the prepayment, repurchase, redemption or other acquisition or retirement of Indebtedness that is subordinate in right of payment to the Securities from the proceeds of a refinancing that complies with all of the conditions specified in clause (h) of the definition of "Permitted Indebtedness"; and

          (d) payments pursuant to the Intercompany Agreement, the Treasury Management Agreement and the Tax Sharing Agreement, in each case as in effect on the date of this Indenture;

provided, however, that in the case of clause (a) no Default or Event of Default
- - --------  -------
shall have occurred and be continuing at the date of such payment.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "PI Trust" means the Manville Personal Injury Settlement Trust.
           --------

          "Preferred Dividend" means, for any dividend payable by a Person with
           ------------------
regard to Redeemable Stock issued by it and, if such Person is a Subsidiary, Preferred Stock issued by such Subsidiary (other than to the Company or a wholly-owned Restricted Subsidiary), the quotient of the dividend divided by the difference between one and the maximum statutory income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

          "Preferred Stock" means, with respect to any Person, any and all
           ---------------
shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

          "principal" of a debt security means the principal of the security
           ---------
plus, when appropriate, the premium, if any, on the security.

          "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or
           ---------------
Moody's or both are not making ratings of the Securities publicly available, a nationally recognized securities rating agency or agencies as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

          "Rating Category" means (i) with respect to S&P, any of the following
           ---------------
categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories:
Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether a rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) will be taken into account (e.g., with respect to S&P, a decline in a rating
                            ---
from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

          "Rating Date" means the date which is 90 days prior to the earlier of
           -----------
(i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

          "Rating Decline" means the occurrence of the following on, or within
           --------------
90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies): the rating of the Securities by either Rating Agency shall be (i) decreased by two or more gradations (including gradations within Rating Categories as well as between Rating Categories) from the rating by such Rating Agency in effect on the Rating Date, if the rating by such Rating Agency in effect on the Rating Date is one or more gradations higher than the rating by such Rating Agency in effect on the date of original issuance of the Securities or (ii) decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) from the rating by such Rating Agency in effect on the Rating Date if the rating by such Rating Agency in effect on the Rating Date is equal to or lower than the rating by such Rating Agency in effect on the date of original issuance of the Securities; unless, after the decrease referred to in either clause

(i) or (ii), the Securities continue to be rated in one of the four highest Rating Categories used by such Rating Agency.

          "Redeemable Stock" means any class or series of share capital that by
           ----------------
its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Securities, or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Securities.

          "redemption date," when used with respect to any Security to be
           ---------------
redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "redemption price," when used with respect to any Security to be
           ----------------
redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A.

          "refinancing" has the meaning set forth under clause (h) of the
           -----------
definition of "Permitted Indebtedness."

          "Restricted Subsidiary" means any Subsidiary of the Company other than
           ---------------------
an Unrestricted Subsidiary.

          "S&P" means Standard & Poor's Corporation and its successors.
           ---

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities" means the 10 3/8% Senior Subordinated Notes due 2004, as
           ----------
amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

          "Senior Indebtedness" means, at any date all Indebtedness of the
           -------------------
Company for borrowed money, unless the instrument under which such Indebtedness of the Company for money borrowed is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof. Senior Indebtedness shall not include Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any Indebtedness of the Company.

          "Stated Maturity," when used with respect to any Security or any
           ---------------
installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Subsidiary" means, with respect to any Person, (i) any corporation of
           ----------
which at least a majority in interest of the outstanding Capital Stock having by the terms thereof voting power under ordinary circumstances to elect directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person, or by one or more other corporations a majority in interest of such stock of which is similarly owned or controlled, or by such Person and one or more other corporations a majority in interest of such stock of which is similarly owned or controlled or (ii) any other Person (other than a corporation) in which such Person, directly or indirectly, at the date of determination thereof, has at least a majority equity ownership interest.

          "Tax Sharing Agreement" means the Tax Sharing Agreement dated as June
           ---------------------
17, 1992 between the Company and Manville.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
           ---
77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 10.03.

          "Transaction Date" has the meaning set forth under the definition of
           ----------------
"Consolidated Interest Coverage Ratio."

          "Treasury Management Agreement" means the Treasury Management
           -----------------------------
Agreement dated as of June 17, 1992 between the Company and Manville.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer within the corporate trust
           -------------
department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Unrestricted Subsidiary" means (i) each of the Brazilian
           -----------------------
Subsidiaries, (ii) Riverwood International Machinery, Inc., a Delaware corporation and (iii) any other Subsidiary all of the Capital Stock or assets of which are first acquired by the Company or another Subsidiary of the Company after the date of this Indenture from any Person other than the Company or a Restricted Subsidiary and all of the Indebtedness of which is without recourse to the Company or to any Restricted Subsidiary or to any of their respective properties or assets, which Subsidiary has not been designated a "Restricted Subsidiary" for purposes of this Indenture by the Company. A Subsidiary may be designated to be a Restricted Subsidiary only if, at the time of such designation, all Indebtedness and Liens of such Subsidiary could be incurred under this Indenture.

          "United States" means the United States of America and its territories
           -------------
and possessions.

          "Voting Stock" means, with respect to any Person, securities of any
           ------------
class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

SECTION 1.02  Other Definitions.
              -----------------

                 Term                                Defined in Section
                 -----                               ------------------

     "Asset Disposition Offer"                              4.05
     "Asset Disposition Offer Amount"                       4.05
     "Asset Disposition Payment Date"                       4.05
     "Bankruptcy Law"                                       6.01
     "Basket Restricted Investment"                         4.17
     "Change of Control Offer"                              4.14
     "Change of Control Payment Date"                       4.14
     "Change of Control Purchase Price"                     4.14
     "Custodian"                                            6.01
     "Event of Default"                                     6.01
     "Excess Restricted Investment"                         4.17
     "incur"                                                4.04

     "Paying Agent"                                         2.03
     "Payment Blockage Period"                              8.02
     "Payment Restriction"                                  4.16
     "Registrar"                                            2.03
     "Restricted Investment"                                4.17
     "Restricted Payment Basket Credits"                    4.06
     "United States Government Obligation"                  9.01

SECTION 1.03  Incorporation by Reference of Trust
              Indenture Act.
              -----------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.
           ----------

          "indenture securities" means the Securities.
           --------------------

          "indenture security holder" means a Securityholder.
           ------------------

          "indenture to be qualified" means this Indenture.
           ---------------

          "indenture trustee" or "institutional trustee" means the Trustee.
           -----------------      ---------------------

          "obligor" on the indenture securities means the Company or any
           -------
     other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04  Rules of Construction.
              ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  Form and Dating.
               ---------------

          The Securities and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Any notations, legends or endorsements not contained in the form of Security contained in Exhibit A shall be delivered in writing to the Trustee. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture.

SECTION 2.02.  Execution and Authentication.
               ----------------------------

          Two Officers shall sign the Securities for the Company by facsimile signature. The Company's seal shall be reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $100,000,000, upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000 except as provided in
Section 2.07.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities other than upon original issuance. The Company shall pay all fees payable to the authenticating agent. Any authenticating agent appointed hereunder shall be entitled to the benefits of
Section 7.07. Unless limited by the terms of such appointment, any authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate as provided in Section 7.03.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.
               --------------------------

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.07.

          The Company initially appoints the Trustee as Registrar and Paying Agent. The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar or Paying Agent.

SECTION 2.04.  Paying Agent To Hold Money in Trust.
               -----------------------------------

          The Company shall require each Paying Agent to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall each notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.  Securityholder Lists.
               --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06.  Transfer and Exchange.
               ---------------------

          When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities. The date of any

Security issued pursuant to this Section 2.06 shall be the date of such transfer or exchange. No service charge shall be made to the Securityholder for any registration of transfer or exchange, but the Company may require from the Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to
Section 2.10, 3.06 or 10.05, in which event the Company shall be responsible for the payment of such taxes).

SECTION 2.07.  Replacement Securities.
               ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. An indemnity bond in an amount sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced may be required by the Trustee or the Company. The Company and the Trustee each may charge such Holder for its expenses in replacing such Security.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.
               ----------------------

          Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of the Company) holds on a redemption date or Maturity Date money sufficient to pay the principal of, and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.
               -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

          The Trustee may require an Officers' Certificate listing securities owned by the Company or an Affiliate.

SECTION 2.10  Temporary Securities.
              --------------------

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11  Cancellation.
              ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace, or reissue or resell, Securities which the Company has redeemed, paid, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee for cancellation. The Trustee (subject to the record-retention requirements of the Exchange Act) may, but shall not be required to destroy cancelled Securities.

SECTION 2.12  Defaulted Interest.
              ------------------

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the persons who are Securityholders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Securityholder and to the Trustee a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Notices to Trustee.
               ------------------

          If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          The Company shall give the notice provided for in this Section at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.
               --------------------------------------

          If less than all of the Securities are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Securities to be redeemed pro
                                                                            ---
rata or by lot or in such other manner as the Trustee shall deem appropriate and
- - ----
fair. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.
The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.
               --------------------

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the CUSIP number;

          (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

          (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

          (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Securities. The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Security during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.05.  Deposit of Redemption Price.
               ---------------------------

          At least one Business Day before the redemption date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the redemption date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.  Securities Redeemed in Part.
               ---------------------------

          Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.
               ---------------------

          The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the

Company, a Subsidiary or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay interest on overdue
- - --- -----
installments of interest at the same rate per annum borne by the Securities, to
                                          --- -----
the extent lawful.

SECTION 4.02.  Maintenance of Office or Agency.
               -------------------------------

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the
- - --------
Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03.  Limitation on Transactions with Affiliates.
               ------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any loan, advance, guaranty or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or asset from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate (other than a wholly-owned Restricted Subsidiary) of the Company or of any of its Subsidiaries (other than the Company) unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that reasonably could have been obtained in a comparable transaction on an arm's length basis from a Person that is not such an Affiliate, and (ii) (a) with respect to a transaction or series of transactions with a fair market value of less than $10 million but equal to or greater than $5 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above or (b) with respect to a transaction or series of transactions with a fair market value of $10 million or more, (1) the transaction or series of transactions is approved by a majority of the Board of Directors of the Company (including a majority of the directors who are not officers or employees of, or otherwise interested in, the Company (except as directors) or officers, employees or directors of, or otherwise interested in, such Affiliate) or (2) the Company or such Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Subsidiary from a financial point of view; provided, however, (x) that with
                                           --------  -------
respect to any transaction or series of transactions that constitutes a Restricted Investment but is permitted by Section 4.17, delivery of the Officers' Certificate referred to in clause (a) above will only be required if the fair market value of such transaction or series of transactions is $10 million or more and less than $20 million, and approval by the Board of Directors of the Company or delivery of the opinion of a nationally recognized investment banking firm as described in clause (b) above will only be required if the fair market value of such transaction or series of transactions is $20 million or more and (y) the requirements of clause (ii) shall not apply to operating activities in the ordinary course of business (reasonably related to the business conducted by the Company and its Subsidiaries on the date of this Indenture) between the Company or any Restricted Subsidiaries, on the one hand, and any of the Unrestricted Subsidiaries, on the other hand. Notwithstanding the foregoing, this restriction shall not apply to (i) payments pursuant to the Intercompany Agreement, the Treasury Management Agreement or the Tax Sharing Agreement, in each case as in effect on the date of this Indenture, (ii) the payment of reasonable and customary regular fees to directors of the Company and its

Subsidiaries who are not employees of the Company or its Subsidiaries and (iii) Restricted Payments permitted by Section 4.06 and Permitted Payments under clause (c) of the definition of Permitted Payments.

SECTION 4.04.  Limitation on Indebtedness.
               --------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries (or any entity that will become a Restricted Subsidiary in a transaction in connection with which such Indebtedness is incurred, created, assumed or guaranteed) to, incur, assume, create, guarantee or in any other manner become directly or indirectly liable (including in a transaction permitted by Section 5.01) with respect to or responsible for the payment of any Indebtedness (collectively, "incur," with "incurred," "incurring" and "incurrence" having correlative meanings), except: (1) Permitted Indebtedness; and (2) Indebtedness of the Company or of any Restricted Subsidiary if at the time of the proposed incurrence thereof and after giving effect thereto the Consolidated Interest Coverage Ratio of the Company would be greater than 2.0 to 1 for Indebtedness incurred on or prior to March 31, 1995 and would be greater than 2.25 to 1 for Indebtedness incurred thereafter. For purposes of the foregoing covenant, any Indebtedness of an entity existing at the time it becomes a Restricted Subsidiary will be deemed to be incurred as of the date such entity becomes a Restricted Subsidiary; provided, however, that such
                                             --------  -------
Indebtedness shall be deemed incurred as of the first day of the Four Quarter Period for purposes of calculating the Consolidated Interest Coverage Ratio with respect to such incurrence.

SECTION 4.05.  Limitation on Asset Dispositions.
               --------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (A) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets sold or otherwise disposed of (which shall be determined in good faith and (x) in the case of dispositions of assets having a fair market value of $25 million or more, by the Board of Directors of the Company, whose reasonable determination shall be conclusive and evidenced by a resolution of the Board of Directors, or
(y) in the case of dispositions of assets having a fair market value of less than $25 million but more than $15 million, by officers of the Company, whose reasonable determination shall be conclusive and evidenced by an Officers' Certificate)
and, with respect to any Asset Disposition or series of related Asset Dispositions having a fair market value of $50 million or more, at least 75% of the gross proceeds from such Asset Disposition consist of cash or cash equivalents (other than with respect to an Asset Disposition consisting of an exchange of timberlands or an exchange of equipment for use in related lines of business), and (B) the Company shall apply or cause to be applied an amount equal to the aggregate Net Cash Proceeds received by the Company or by any Restricted Subsidiary from all Asset Dispositions or series of related Asset Dispositions occurring subsequent to the date of the receipt by the Company and the Restricted Subsidiaries of consideration having a fair market value in excess of $50 million from all Asset Dispositions or series of related Asset Dispositions occurring subsequent to the date of this Indenture as follows: (a) to the payment within twelve months after such Asset Disposition of any Senior Indebtedness of the Company secured by a Lien on the assets that are the subject of such Asset Disposition if and to the extent required by the terms of such Senior Indebtedness, or if the Asset Disposition relates to assets of a Restricted Subsidiary, to the payment of any Indebtedness of such Restricted Subsidiary secured by a Lien on the assets that are the subject of such Asset Disposition if and to the extent required by the terms of such Indebtedness within twelve months after such Asset Disposition, or (b) to replace within twelve months after such Asset Disposition the properties and assets that were the subject of such Asset Disposition with properties and assets that will be used in the business of the Company and its Restricted Subsidiaries reasonably related to those existing on the date of this Indenture or, if such replacement is with respect to a project to be completed within a period greater than twelve months from such Asset Disposition, then within the period of time necessary to complete such project, or (c) to the prepayment or purchase of any Indebtedness that ranks pari passu to the Securities existing on the date of this Indenture
           ---- -----
that pursuant to its terms requires an offer to purchase be made with the Net Cash Proceeds from such Asset Disposition or series of related Asset Dispositions or (d) to the purchase or repayment of any Senior Indebtedness or any Indebtedness of any Restricted Subsidiary within twelve months of such Asset Disposition; provided, however, that (x) in the case of applications
             --------  -------
contemplated by clause (b), the Board of Directors has, within such twelve-month period, adopted in good faith a resolution committing such Net Cash Proceeds to such replacement, (y) except as provided in the next sentence, none of such Net Cash Proceeds shall be used to make any Restricted Payment or Restricted Investment and (z) if the amount of Net

Cash Proceeds not applied in accordance with clauses (a), (b), (c) and/or (d) above is greater than $50 million, then the Company shall make an offer to purchase up to an aggregate principal amount of the Securities equal to such Net Cash Proceeds (the "Asset Disposition Offer Amount") at 100% of principal amount plus accrued and unpaid interest to the Asset Disposition Payment Date (as defined below). If after being applied in accordance with clauses (a), (b), (c) and (d) above there remain Net Cash Proceeds, the Company may apply such Net Cash Proceeds to the general corporate purposes of the Company or of any Restricted Subsidiary of the Company. An offer to purchase the Securities required to be made pursuant to this covenant is an "Asset Disposition Offer" and the date on which the purchase of the Securities relating to any such Asset Disposition Offer is to be made is an "Asset Disposition Payment Date."

          Notwithstanding the foregoing, to the extent the Company or any of its Restricted Subsidiaries receives securities or other non-cash property or assets as proceeds of an Asset Disposition, the Company shall not be required to make any application required by the preceding paragraph until it receives cash proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such non-cash property. Any amounts deferred pursuant to the preceding sentence shall be applied in accordance with the preceding paragraph when cash proceeds are thereafter received from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such non-cash property.

          Notice of an Asset Disposition Offer shall be mailed on behalf of the Company by the Trustee to all Holders at their last registered addresses not less than 30 days nor more than 60 days before the Asset Disposition Payment Date, which shall be a date not more than 400 days after the Asset Disposition giving rise to such Asset Disposition Offer; provided, however, that the Asset
                                             --------  -------
Disposition Payment Date shall be a date subsequent to any analogous payment date relating to Senior Indebtedness as set forth in the instruments with respect thereto. The Company will provide the form of Notice of an Asset Disposition Offer to the Trustee at least two Business Days prior to such date of mailing. The Asset Disposition Offer shall remain open from the time of the mailing of such notice until not more than five Business Days before the Asset Disposition Payment Date.

          On the relevant Asset Disposition Payment Date, the Company shall accept for payment the Securities or portions thereof tendered pursuant to the Asset Disposition Offer in an aggregate principal amount equal to the Asset Disposition Offer Amount or such lesser amount of Securities as shall have been tendered, and the Company shall deposit money sufficient to pay the purchase price of all Securities or portions thereof so accepted. If the aggregate principal amount of Securities tendered in the relevant Asset Disposition Offer exceeds the Asset Disposition Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis to the nearest $1,000 of
                                --- ----
principal amount. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or make available for delivery to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities so surrendered. The Company will publicly announce the results of the Asset Disposition Offer.

          With respect to any Asset Disposition Offer, the Company shall comply with the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, if applicable.

SECTION 4.06.  Limitation on Restricted Payments.
               ---------------------------------

          The Company (a) shall not directly or indirectly declare or pay any dividend on, or make any distribution to the holders of, any of its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but excluding dividends or distributions payable in Redeemable Stock or in options, warrants or other rights to purchase Redeemable Stock) and (b) shall not and shall not cause or permit any of its Restricted Subsidiaries to (i) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any Affiliate or any options, warrants or other rights to acquire such Capital Stock unless all the proceeds thereof are paid to the Company or, in the case of a purchase or redemption by a Restricted Subsidiary, to the Company or to a wholly-owned Restricted Subsidiary, or (ii) prepay, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment any Indebtedness that is subordinate in right of payment to the Securities (each of the foregoing actions set forth in clauses (a) and (b) being referred to as a "Restricted

Payment") unless, at the time of such Restricted Payment and after giving effect thereto, (x) no Default or Event of Default shall have occurred and be continuing; and (y) the aggregate amount of all Restricted Payments made after July 1, 1992 shall not exceed the difference between (A) the sum of: (I) 50% of the aggregate Consolidated Net Income (or, in the event Consolidated Net Income is a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis for the period (taken as one accounting period) beginning on July 1, 1992 and ending on the last day of the most recent fiscal quarter ending prior to the 30th day preceding the date of the proposed Restricted Payment; provided,
                                                                --------
however, that if the Securities are rated at least BBB- by S&P and Baa3 by
- - -------
Moody's during any fiscal quarter, the percentage for solely such fiscal quarter (and for any other fiscal quarter where on the first day of such fiscal quarter the Securities are so rated by each of S&P and Moody's) will be 75% of Consolidated Net Income during such fiscal quarter (but not for any other fiscal quarter unless the conditions of this proviso apply); and provided, further,
                                                          --------  -------
that if any Restricted Payment is to be made in reliance upon the additional amount permitted by the immediately preceding proviso, the Securities must have the ratings set forth therein (or higher) from each of S&P and Moody's at the time such Restricted Payment is declared and made; (II) the aggregate net cash proceeds received on or after July 1, 1992 by the Company from the issuance or sale (other than to any of the Subsidiaries of the Company) of Capital Stock (other than Redeemable Stock) of the Company or warrants to purchase such Capital Stock (other than Redeemable Stock) plus the aggregate principal amount of Indebtedness (as reflected in the most recent balance sheet of the Company prepared in accordance with GAAP immediately prior to the date in question) of the Company or of any Restricted Subsidiary issued for cash after July 1, 1992 (other than to the Company or to any Subsidiary of the Company) that has been exchanged or exercised for, or converted into, Capital Stock of the Company (other than Redeemable Stock); and (III) $25,000,000; minus (B) the sum of all
(I) Basket Restricted Investments made since July 1, 1992 and (II) Excess Restricted Investments made since the date of this Indenture, in each case net of any Restricted Payment Basket Credits amount.

          Nothing in this Section will limit or restrict the making of any Permitted Payment, and a Permitted Payment described in clauses (b) or (d) of the definition thereof shall not be treated as a Restricted Payment for purposes of determining amounts available for other Restricted Payments pursuant to the preceding paragraph; provided, however, that the proceeds from
                            --------  -------
any sale of Capital Stock effected in connection with any Permitted Payment shall not be included in the computation of aggregate net cash proceeds received from the sale of Capital Stock under clause (A)(II) of the preceding paragraph.

          For the purpose of determining at any date the amount of Restricted Payments permitted to be made pursuant to this covenant or Restricted Investments permitted to be made pursuant to Section 4.17, the calculation of any Restricted Investments shall exclude (A) the amount of any return of capital representing a loan or other advance and the fair market value of the consideration received by the Company or by any Restricted Subsidiary after the date of this Indenture from the sale or other disposition of any Restricted Investment, not to exceed in any such case the amount of such Restricted Investment determined as of the date of its making; provided, however, that no
                                                    --------  -------
such return of capital or consideration so received shall reduce the amount of any such calculation to the extent it has been reflected in the calculation of Consolidated Net Income and (B) the Company's investment in any Unrestricted Subsidiary designated in accordance with this Indenture as a Restricted Subsidiary after the date of this Indenture, not to exceed in any event the amount of Restricted Investments (measured as of the date of the making of each thereof) made in such Unrestricted Subsidiary by the Company and the Restricted Subsidiaries subsequent to July 1, 1992 to and including the date of such designation (the aggregate amounts determined under (A) and (B) of this sentence at any time are herein referred to as "Restricted Payment Basket Credits"). The fair market value of any non-cash consideration received by the Company or by any Restricted Subsidiary upon any sale or other disposition of any Restricted Investment shall be determined by the Board of Directors, whose reasonable determination shall be conclusive.

          The amount of any Restricted Payment, if other than cash, shall be determined by the Board of Directors, whose reasonable determination shall be conclusive.

SECTION 4.07.  Corporate Existence.
               -------------------

          Subject to Article 5, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however,
                                                           --------  -------
that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further, however, that a
                                     --------  -------  -------
determination of the Board of Directors of the Company shall not be required in the event of (i) a merger of one or more wholly-owned Restricted Subsidiaries with or into another wholly-owned Restricted Subsidiary or another Person, if the surviving Person is a wholly-owned Restricted Subsidiary organized under the laws of the United States or a State thereof or of the District of Columbia or
(ii) a merger of one or more wholly-owned Foreign Restricted Subsidiaries that are organized under the laws of the same jurisdiction with or into another wholly-owned Foreign Restricted Subsidiary or another Person, if the surviving Person is a wholly-owned Foreign Restricted Subsidiary organized under the laws of the same jurisdiction under which the Foreign Restricted Subsidiaries were organized prior to the merger.

SECTION 4.08.  Payment of Taxes and Other Claims.
               ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company
                                          --------  -------
shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09.  Notice of Defaults.
               ------------------

          (1) In the event that any Indebtedness of the Company or any of the Restricted Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

          (2) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10.  Maintenance of Properties.
               -------------------------

          The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided,
                                                                     --------
however, that nothing in this Section shall prevent the Company or any
- - -------
Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Restricted Subsidiaries) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

SECTION 4.11.  Compliance Certificate.
               ----------------------

          The Company shall deliver to the Trustee within 55 days after the end of each of the first three fiscal quarters of the Company and within 100 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal quarter or fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal quarter ending September 24, 1994.

SECTION 4.12.  Reports.
               -------

          So long as any Security is outstanding, the Company shall file with the Commission and, within 15 days after it files them with the Commission, file with the Trustee and mail or cause the Trustee to mail to the Holders at their addresses as set forth in the register of the Securities copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or which the Company would be required to file with the Commission if the Company then were required to have a class of securities registered under the Exchange Act. In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished to its stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of Securities.

SECTION 4.13.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.  Change of Control Offer.
               -----------------------

          (a) Within 30 days following the occurrence of a Change of Control Triggering Event, the Company will notify the Trustee in writing of the occurrence of the Change of Control Triggering Event and make an offer to purchase (the "Change of Control Offer") the Securities at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (the "Change of Control Purchase Price") in accordance with the procedures set forth in subsection (b) of this Section 4.14.

          (b) Within 30 days following the occurrence of a Change of Control Triggering Event, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at his or her address appearing in the register maintained by the Registrar, a notice stating:
(A) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all the Securities tendered shall be accepted for payment; (B) the Change of Control Purchase Price and the purchase date (which shall be a business day no earlier than 30 days nor later than 45 days from the date such notice is mailed) (the "Change of Control Payment Date"); provided, however,
                                                          --------  -------
that the Change of Control Payment Date shall be a date subsequent to any analogous payment date relating to Senior Indebtedness as set forth in the instruments with respect thereto; (C) that any Security not tendered shall continue to accrue interest; (D) that unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (E) that Holders accepting the offer to have their Securities purchased pursuant to a Change of Control Offer shall be required to surrender such Securities to the Paying Agent at the address specified in the notice prior to the close of business on the business day preceding the Change of Control Payment Date; (F) that Holders shall be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase, and a statement that such Holder is withdrawing his or her election to have such Securities purchased; (G) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, provided that each Security purchased and each such new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and (H) any other procedures that a Holder must follow to accept a Change of Control Offer or withdrawal of such acceptance.

          (c) A third party may also make and consummate a Change of Control Offer in the manner and at the times and otherwise in compliance with this
Section 4.14.

          (d) The Company shall comply with all applicable tender offer rules (including, without limitation, Rule 14e-1 under the Exchange Act) in the event that the payment option is triggered under the circumstances described in this
Section 4.14.

SECTION 4.15.  Limitation on Senior Subordinated Debt.
               --------------------------------------

          The Company shall not incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and expressly rank subordinate in right of payment to any Senior Indebtedness.

SECTION 4.16.  Limitation on Dividend and Other Payment
               Restrictions Affecting Subsidiaries.
               ----------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or to any Restricted Subsidiary, (c) make loans or advances to the Company or to any Restricted Subsidiary or (d) transfer any of its property or assets to the Company or to any Restricted Subsidiary (any such encumbrance or restriction set forth in clauses (a), (b), (c) or (d), a "Payment Restriction") except (i) consensual encumbrances or restrictions in financing agreements in effect on the date of this Indenture, (ii) consensual encumbrances or restrictions in new agreements pertaining to Foreign Restricted Subsidiaries; provided, however,
                                                          --------  -------
that no such consensual encumbrance or restriction in a new agreement pertaining to a Foreign Restricted Subsidiary will be permitted unless, at the time of such new agreement, the Foreign Restricted Subsidiary to which such new agreement pertains, together with all other Foreign Restricted Subsidiaries that have entered into new agreements permitted by this clause
(ii), accounted for less than 10% of the Company's Consolidated Cash Flow Available for Interest Expense for the Four Quarter Period immediately prior to such new agreement; and provided, further, that at the time of any such new
                        --------  -------
agreement, the Company would be permitted to incur an additional dollar of Indebtedness (not constituting Permitted Indebtedness) under clause (2) of
Section 4.04 without giving effect to the net income of the Foreign Restricted Subsidiary to which such new agreement pertains except to the extent of net income which could be paid as dividends or other distributions on Capital Stock permitted by such new agreement, (iii) any consensual encumbrances and restrictions of the type described in this Section 4.16 contained in agreements refinancing any of the agreements described in clauses (i) and (ii) that are not more restrictive than those contained in the agreements being refinanced and
(iv) encumbrances or restrictions arising under (A) applicable law and (B) this Indenture.

SECTION 4.17.  Limitation on Certain Investments.
               ---------------------------------

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, (A) make any advance, loan or capital contribution to or purchase any shares, bonds, notes, debentures or other securities of, (B) acquire, by purchase or otherwise, all or a substantial part of the business or assets or shares or other evidence of beneficial ownership of, or (C) make any investment in or guarantee any Indebtedness of, any Affiliate of the Company or to, in or of any entity that would become an Affiliate of the Company (including, without limitation, an Unrestricted Subsidiary) after giving effect to any such action (any such transaction set forth in clauses (A), (B), and (C), a "Restricted Investment"); provided,
                                                                --------
however that the foregoing shall not prohibit any Restricted Investment if at
- - -------
the time of such proposed Restricted Investment and immediately after giving effect thereto, the aggregate amount of all Restricted Investments made since July 1, 1992 (net of any Restricted Payment Basket Credits amount) shall not exceed 6% of Consolidated Net Assets as set forth on the most recent consolidated balance sheet of the Company immediately prior to the date of such proposed Restricted Investment. In addition, the Company shall be permitted to make Restricted Investments in excess of the amounts permitted by the proviso of the preceding sentence, if (1) immediately prior to making any such Restricted Investment, the Company could make a Restricted Payment at least equal in amount to the amount of such Restricted Investment (any such Restricted Investment made pursuant to this clause (1), a "Basket Restricted Investment") or (2) at such time as the Company is unable to make a Restricted Investment under the preceding sentence and clause (1) of this sentence, immediately after giving pro forma effect to such Restricted Investment (as if consummated on the
       --- -----
first day of the Four Quarter Period) the Company could incur at least one additional dollar of Indebtedness (not constituting Permitted Indebtedness) under clause (2) of Section 4.04 (any such Restricted Investment made pursuant to this clause (2), an "Excess Restricted Investment"); provided, however, that
                                                        --------  -------
no Restricted Investment pursuant to this clause (2) may be made in or for the benefit of any direct or indirect parent of the Company, or in or for the benefit of any Affiliate of any such direct or indirect parent (other than the Company or any Subsidiary of the Company). For purposes of this Section 4.17 only, "Affiliate" does not include any direct or indirect wholly-owned Restricted Subsidiary of the Company that is not subject to a Payment Restriction, but does include any partnership in which the Company or any Restricted Subsidiary is a general partner and any joint venture or similar entity or enterprise in which the Company or any Restricted Subsidiary owns at least a 10% equity or voting interest.

          For the purpose of determining at any date the amount of Restricted Investments that could be made pursuant to the proviso of the first sentence of the preceding paragraph, the calculation of the aggregate of all Restricted Investments made since July 1, 1992 shall exclude (A) the amount of any return of capital representing a loan or other advance and the fair market value of the consideration received by the Company or by any Restricted Subsidiary after the date of this Indenture from the sale or other disposition of any Restricted Investment, not to exceed in any such case the amount of such Restricted Investment determined as of the date of its making; provided, however, that no
                                                    --------  -------
such return of capital or consideration so received shall reduce the amount of any such calculation to the extent such consideration has been reflected in the calculation of Consolidated Net Income and (B) the Company's investment in any Unrestricted Subsidiary designated in accordance with this Indenture as a Restricted Subsidiary after the date of this Indenture, not to exceed in any event the amount of Restricted Investments (measured as of the date of the making of each thereof) made in such Unrestricted Subsidiary by the Company and the Restricted Subsidiaries subsequent to July 1, 1992 to and including the date of such designation. The fair market value of any consideration received by the Company or by any

Restricted Subsidiary upon any sale or other disposition of any Restricted Investment shall be determined by the Board of Directors, whose reasonable determination shall be conclusive.

SECTION 4.18.  Limitation on Sale or Issuance
               of Stock of Subsidiaries.
               ------------------------------

          The Company shall not sell, and shall not permit any Subsidiary to issue or sell, directly or indirectly, less than 100% of the Capital Stock of a Restricted Subsidiary (other than to the Company or a wholly-owned Restricted Subsidiary). Any issuance or sale permitted hereunder shall be treated as an "Asset Disposition" for purposes of Section 4.05.

SECTION 4.19.  Limitation on Liens.
               -------------------

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, create, incur, assume, affirm or suffer to exist any Lien of any kind upon any of their respective assets or properties, or on any income or profits therefrom, now owned or hereafter acquired, without making effective provision whereby all of the Securities shall be directly secured equally and ratably with (and, in the case of any Indebtedness which is subordinate to the Securities, prior to) the obligation or liability secured by such Lien, except
(i) Permitted Liens; and (ii) Liens granted by a Restricted Subsidiary on its assets in respect of Indebtedness of such Subsidiary incurred in accordance with this Indenture if such Indebtedness is not a direct or indirect guarantee or other assumption of Indebtedness of the Company that ranks pari passu with or is
                                                           ---- -----
subordinated to the Securities, or any guarantee in respect thereof.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Restriction on Mergers and
               Consolidations and Sales of Assets.
               ----------------------------------

          The Company (a) shall not consolidate with or merge with or into Manville or any of its Affiliates that are not Subsidiaries of the Company (whether or not the Company shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to Manville or any of its Affiliates that are not Subsidiaries of the Company, in one transaction or a series of related transactions; and (b) shall not consolidate with, merge with or into any other corporation (whether or not the Company shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any other Person or group of affiliated Persons, in one transaction or a series of related transactions, unless, solely in the case of this clause (b):

          (1) either the Company shall be the surviving Person or the Person (if other than the Company) formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company are sold, assigned, transferred or leased is a corporation organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by indentures supplemental to this Indenture, all the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction, no Event of Default, and no Default, with respect to the Securities shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction on a pro forma
                                                                       --- -----
     basis, but prior to any purchase accounting adjustments resulting from the transaction, the Consolidated Net Worth of the Company (or of the surviving, consolidated or transferee entity if the Company is not continuing, treating such entity as the Company for purposes of determining Consolidated Net Worth) shall be at least equal to the Consolidated Net Worth of the Company immediately before such transaction;

          (4) immediately after giving effect to such transaction the Company (or the surviving, consolidated or transferee entity if the Company is not continuing, but treating such entity as the Company for purposes of making such determination) would be permitted to incur an additional dollar of Indebtedness (not constituting Permitted Indebtedness) under clause (2) of
     Section 4.04; and

          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and such supplemental indenture comply with this Indenture.

          If, upon any consolidation or merger, or upon any sale, assignment, transfer or lease, as provided in this Section 5.01, any material property of the Company or any Restricted Subsidiary or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary owned immediately prior thereto would thereupon become subject to any Lien securing any Indebtedness for borrowed money of, or guaranteed by, such other corporation or Person (other than any Permitted Lien), the Company, prior to such consolidation, merger, sale, assignment, transfer or lease, will secure the due and punctual payment of the principal of, and premium, if any, and interest on the Securities then outstanding (together with, if the Company shall so determine, any other Indebtedness of, or guaranteed by, the Company or any Restricted Subsidiary then existing or thereafter created) equally and ratably with (or, at the option of the Company, prior to) the Indebtedness secured by such Lien.

SECTION 5.02.  Successor Corporation Substituted.
               ---------------------------------

          Upon any consolidation or merger, or any sale, assignment, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01, the surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving Person had been named as the Company herein.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.
               -----------------

          An "Event of Default" occurs if:

          (1) the Company fails to pay interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by Article Eight hereof;

          (2) the Company fails to pay the principal of (or premium, if any, on) any Securities when the same becomes due and payable at maturity, upon redemption, upon repurchase pursuant to an Asset Disposition Offer or Change of Control Offer or otherwise, whether or not such payment is prohibited by Article Eight hereof;

          (3) the Company fails to observe or perform any other covenant, warranty or agreement contained in the Securities or this Indenture, and the Default continues for the period and after the notice specified in the last paragraph of this Section 6.01;

          (4) a default or defaults under any mortgage, bond, debenture, note or other evidence of Indebtedness in excess of $20,000,000 in the aggregate of the Company and/or any of its Restricted Subsidiaries, whether such Indebtedness exists on the date of this Indenture or shall hereafter be created, which default involves the failure to pay principal on Indebtedness at the final maturity thereof or has resulted in the declaration of acceleration thereunder; or

          (5) there shall have been entered in courts of competent jurisdiction judgments or decrees involving an aggregate liability of $10,000,000 or more rendered against the Company and/or any of its Restricted Subsidiaries, and such judgments or decrees are not vacated, discharged, satisfied or stayed within 60 days after the date of the entering of such judgments or decrees;

          (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors;

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case or proceeding,

               (B) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of its property, or

               (C) orders the liquidation of the Company or any Restricted Subsidiary,

     and in each case the order or decree remains unstayed and in effect for 30 days; provided, however, that if the entry of such order or decree is
           --------  -------
     appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee, of the Default in writing and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured, it ceases.

SECTION 6.02.  Acceleration.
               ------------

          If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (6) or (7) of Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest shall become immediately due and payable.

          If an Event of Default specified in clause (6) or (7) of Section 6.01 occurs all unpaid principal of and accrued interest on the outstanding Securities shall ipso facto become immediately due and payable without any
                 ---- -----
declaration or other act on the part of the Trustee or any Holder thereof.

          Any such declaration with respect to the Securities may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of (and premium, if any) or interest on the Securities) may be waived by the Holders of a majority of the principal amount of the outstanding Securities in accordance with Section 6.04.

SECTION 6.03.  Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Default.
               ----------------------

          Subject to Sections 2.09, 6.07 and 10.02, the Holders of a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is so waived, it is cured.

SECTION 6.05.  Control by Majority.
               -------------------

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee
                                                    --------
may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.  Limitation on Suits.
               -------------------

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

          (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders To Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.
               --------------------------

          If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the
                                                   --- -----
Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.
               ----------

          If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third:  to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

SECTION 6.11.  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.
               -----------------

          (a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default actually known to the Trustee:

          (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 10.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.
               -----------------

          Subject to Section 7.01:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securithyholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

SECTION 7.03.  Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.
               --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.
               ------------------

          If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after receipt of such notice. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.
               -----------------------------

          If required by TIA (S) 313(a), within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such June 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and (d).

          A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.
               --------------------------

          The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

          The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.
               ----------------------

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.
               --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.11.  Preferential Collection of Claims
               Against Company.
               ---------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.  Securities Subordinated to Senior Debt.
               --------------------------------------

          The Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities by the Company shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full of all amounts payable under Senior Indebtedness (including any interest accruing subsequent to an event specified in clause (6) or (7) of Section 6.01 to the extent that such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code).

SECTION 8.02.  No Payment on Securities in
               Certain Circumstances.
               ---------------------------

          (a) No direct or indirect payment by or on behalf of the Company of principal of or interest on the Securities whether pursuant to the terms of the Securities or upon acceleration, on an Asset Disposition Offer, a Change of Control Offer or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness (and the Trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any non-payment default or event of default with respect to Senior Indebtedness in an aggregate principal amount of at least $15 million pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice from the holders of such Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist, no payment or distribution shall be made by or on behalf of the Company on account of or with respect to the Securities, except from those funds held in trust for the benefit of the Holders of any Securities to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

          Notwithstanding anything herein to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the payment on the Securities was due and (y) there must be 180 days in any 365-day period during which no Payment Blockage Period is in effect. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 365 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any Payment Blockage by the holders of such Senior Indebtedness, whether or not within a period of 365 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 8.03.  Payment Over of Proceeds Upon Dissolution, etc.
               ----------------------------------------------

          (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy to the extent that such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, or payment provided for, before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of or interest on the Securities, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company of the principal of or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro
                                                                             ---
rata to such holders on the basis of the respective amounts of Senior
- - ----
Indebtedness held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Indebtedness are paid in full, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective
                     --- ----
amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, or payment provided for, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (c) For purposes of this Section, the words "cash, property or securities" shall not be deemed to include, so long as the effect of these clauses (x) and (y) is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section as part of the same class of claims as the Senior Indebtedness or any class of claims on a parity with or senior to the Senior Indebtedness for any payment or distribution, (x) any payment or distribution of securities of the Company or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Securities to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law, or (y) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Securities, to the payment of all Senior Indebtedness then outstanding; provided that (i) if a new corporation results
                               --------
from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04.  Subrogation.
               -----------

          Upon the payment in full of all Senior Indebtedness, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

SECTION 8.05.  Obligations of Company Unconditional.
               ------------------------------------

          Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Securities.

SECTION 8.06.  Notice to Trustee.
               -----------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.  Reliance on Judicial Order or
               Certificate of Liquidating Agent.
               --------------------------------

          Upon any payment or distribution of assets or securities referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 8.08.  Trustee's Relation to Senior Indebtedness.
               -----------------------------------------

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 8.03(b)).


SECTION 8.09.  Subordination Rights Not Impaired
               by Acts or Omissions of the Company
               or Holders of Senior Indebtedness.
               -----------------------------------

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.


SECTION 8.10.  Securityholders Authorize Trustee To
               Effectuate Subordination of Securities.
               --------------------------------------

          Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 8.11.  This Article Not To Prevent Events of Default.
               ---------------------------------------------

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default.

SECTION 8.12.  Trustee's Compensation Not Prejudiced.
               -------------------------------------

          Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

 SECTION 8.13.  No Waiver of Subordination Provisions.
                -------------------------------------

          Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness and (d) exercise or refrain from exercising any rights against the Company and any other Person.


 SECTION 8.14.  Payments May Be Paid Prior to Dissolution.
                -----------------------------------------

          Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 8.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least three Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01.  Termination of Company's Obligations.
               ------------------------------------

          Subject to the provisions of Article Eight, the Company may terminate its substantive obligations in respect of the Securities by delivering all outstanding Securities to the

Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, the Company may terminate its substantive obligations in respect of the Securities (except for its obligations to pay the principal of (and premium, if any, on) and interest on the Securities) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged ("United States Government Obligations") sufficient (without reinvestment) to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officers'
Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may terminate all of its substantive obligations in respect of the Securities (including its obligations to pay the principal of and interest on the Securities) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of this Indenture to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the

Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 9.03 and 9.04 shall survive.

          After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 9.02.  Application of Trust Money.
               --------------------------

          The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 9.03.  Repayment to Company.
               --------------------

          Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment
- - --------  -------
may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.04.  Reinstatement.
               -------------

          If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.01; provided, however, that
                                                        --------  -------
if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.


                                ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.  Without Consent of Holders.
                --------------------------

          The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to comply with Article 5; or

          (3) to make any change that does not materially and adversely affect the rights of any Securityholder.

SECTION 10.02.  With Consent of Holders.
                -----------------------

          Subject to Section 6.07, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to Section

6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (1) change the Stated Maturity of the principal of or interest on any Security after the optional redemption or repurchase provisions of the Security and this Indenture in a manner adverse to the holders of the Securities or reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate or extend the time for payment of interest on any Security;

          (3) modify any scheduled payments of principal or interest or alter the ranking of the Securities; or

          (4) waive a default in the payment of the principal of, interest on, or redemption payment with respect to, any Security.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03.  Compliance with Trust Indenture Act.
                -----------------------------------

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.  Revocation and Effect of Consents.
                ---------------------------------

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that

Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (4) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05.  Notation on or Exchange of Securities.
                -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.  Trustee To Sign Amendments, etc.
                -------------------------------

          The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity satisfactory to it in its sole discretion.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls.
                ----------------------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.  Notices.
                -------

          Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

          if to the Company:

               Riverwood International Corporation
               3350 Cumberland Circle, #1600
               Atlanta, Georgia  30339
               Attention:  Senior Vice President-Finance

               Facsimile:  (404) 644-2923
               Telephone:  (404) 644-3000
          with a copy to:

               Manville Corporation
               717 17th Street
               Denver, Colorado  80202
               Attention:  Treasurer

               Facsimile:  (303) 978-3103
               Telephone:  (303) 978-2000

          if to the Trustee:

               The Bank of New York
               101 Barclay Street, Floor 21W
               New York, New York  10286
               Attention:  Corporation Trust Department

               Facsimile:  (212) 815-5915
               Telephone:  (212) 815-2745

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, first class, postage prepaid, to a Securityholder, including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b), shall be mailed to him at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.  Communications by Holders with Other Holders.
                --------------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

SECTION 11.04.  Certificate and Opinion as to Conditions
                Precedent.
                ----------------------------------------

          Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

               (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.  Statements Required in Certificate or Opinion.
                ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that
                                                        --------  -------
     with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.
                -----------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.  Governing Law.
                -------------

          The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 11.08.  No Recourse Against Others.
                --------------------------

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

SECTION 11.09.  Successors.
                ----------

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.10.  Counterpart Originals.
                ---------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.11.  Severability.
                ------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 11.12.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                                   SIGNATURES


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                              RIVERWOOD INTERNATIONAL
                                CORPORATION

[SEAL]
                              By: /s/ Frank R. McCauley
                                 -------------------------
                                 Name: Frank R. McCauley
                                 Title: Sr. Vice President, Finance


Attest:/s/ Carol B. Tome
       --------------------

                              THE BANK OF NEW YORK, as Trustee

[SEAL]
                              By:/s/ W. J. Cunningham
                                 -------------------------
                                 Name: W. J. Cunningham
                                 Title: Vice President



Attest:/s/ Alfia Monastra
       --------------------

                                                                       EXHIBIT A

                      RIVERWOOD INTERNATIONAL CORPORATION

No.                                                       $

                   10 3/8% SENIOR SUBORDINATED NOTE DUE 2004


             Riverwood International Corporation promises to pay to or

registered assigns the principal sum of _____ Dollars on the Maturity Date of June 30, 2004. Interest Payment Dates:  June 30 and December 31

Record Dates:  June 15 and December 15

          IN WITNESS WHEREOF, RIVERWOOD INTERNATIONAL CORPORATION has caused this instrument to be executed in its corporate name by a facsimile signature of its _________________ and its ___________________ and has caused the facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                              RIVERWOOD INTERNATIONAL
                                   CORPORATION


                              By
                                -------------------------
                                Title:

[SEAL]

Dated:                        By
                                -------------------------
                                Title:

Certificate of Authentication:

          This is one of the 10 3/8% Senior Subordinated Notes due 2004 referred to in the within-mentioned Indenture.


By                            Date:
  --------------------
  Authorized Signatory

                             (REVERSE OF SECURITY)

                      RIVERWOOD INTERNATIONAL CORPORATION

                   10 3/8% Senior Subordinated Note due 2004

          1.  Interest.
              --------

          Riverwood International Corporation, a Delaware corporation (the "Company"), promises to pay interest at the rate of 10 3/8% per annum on the principal amount of this Security semiannually commencing on December 31, 1994, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 30, 1994, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2.  Method of Payment.
              -----------------

          The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the regular record date, which shall be the June 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the agency of the Company maintained for that purpose in New York, New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal
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                                      A-3

tender for payment of public and private debts; provided, however, that at the
                                                --------  -------
option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

          3.  Paying Agent and Registrar.
              --------------------------

          Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Company or any of its Subsidiaries may act as Registrar, co-Registrar or, except in certain circumstances specified in the Indenture, Paying Agent.

          4.  Indenture.
              ---------

          This Security is one of a duly authorized issue of Securities of the Company, designated as its 10 3/8% Senior Subordinated Notes due 2004 (the "Securities"), limited in aggregate principal amount to $100,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture dated as of June 30, 1994 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them.

          The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security by accepting a Security agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

          Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

          5.  Optional Redemption.
              -------------------

          The Securities are not redeemable prior to June 30, 1999. On and after such date, the Securities may be redeemed at any time, in whole or in part, at the option of the Company,
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                                      A-4

at redemption prices (expressed as percentages of the principal amount) set forth below, if redeemed during the 12-month period beginning June 30 of the year indicated below, in each case together with interest accrued to the date fixed for redemption:

               Year                Percentage
               ----                ----------
               1999...............  104.611%
               2000...............  103.458%
               2001...............  102.306%
               2002...............  101.153%
               2003...............  100.000%

          In addition, at any time prior to June 30, 1997, the Company may redeem up to 35% of the principal amount of the Securities with the cash proceeds received by the Company from one or more sales of Capital Stock of the Company (other than Redeemable Stock), at any time or from time to time, at a redemption price (expressed as a percentage of the principal amount) of 110.375% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least $65 million in aggregate
                      --------  -------
principal amount of the Securities remains outstanding immediately after any such redemption.



          6.  Purchase upon Occurrence of a
              Change of Control Triggering Event.
              ----------------------------------

          Within 30 days of the occurrence of a Change of Control Triggering Event, the Company will offer to purchase the Securities, in whole and not in part, at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon.

          7.  Notice of Redemption.
              --------------------

          Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.
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                                      A-5

          8.  Denominations; Transfer; Exchange.
              ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

          9.  Persons Deemed Owners.
              ---------------------

          The registered Holder of a Security may be treated as the owner of it for all purposes.

          10.  Unclaimed Funds.
               ---------------

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Company at its request. After such repayment Holders of Securities entitled to such funds must look to the Company for payment unless an abandoned property law designates another person.

          11.  Discharge Prior to Redemption or Maturity.
               -----------------------------------------

          The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

          12.  Amendment; Supplement; Waiver.
               -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not materially and adversely affect the rights of any Holder of Securities.

          13.  Restrictive Covenants.
               ---------------------

          The Securities are general obligations of the Company limited to the aggregate principal amount of $100,000,000. The Indenture restricts the ability of the Company or any of its Restricted Subsidiaries to permit any Liens to be imposed on their assets, to make certain payments and investments, limits the Indebtedness which the Company and its Restricted Subsidiaries may incur and limits the terms on which the Company may engage in Asset Sales. The Company is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Sales. The Company must report quarterly to the Trustee on compliance with certain covenants in the Indenture.

          14.  Successor Corporation.
               ---------------------

          Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

          15.  Defaults and Remedies.
               ---------------------

          An Event of Default consists of: a default for 30 days in payment of interest on the Securities or default in payment of principal (or premium, if any,) on the Securities due and payable at maturity, upon redemption upon repurchase pursuant to an Asset Disposition Offer or a Change of Control Offer or otherwise; failure by the Company to comply with any of its other agreements in the Indenture or the Securities, in any such case 30 days after notice from the Trustee or the holders of 25% in principal amount of the outstanding Securities; a default or defaults under any mortgage, bond, debenture, note or other evidence of Indebtedness in excess of $20,000,000 in the aggregate of the Company and/or any of its Restricted Subsidiaries whether such Indebtedness exists on the date of the Indenture or shall thereafter be created, which default involves the failure to pay principal at the final maturity thereof or has resulted in the declaration of acceleration thereunder; the entering against the Company and/or any of its Restricted Subsidiaries of judgments or decrees involving an aggregate liability of $10,000,000 or more if such judgments or decrees are not vacated, discharged, satisfied or stayed within 60 days after the date of the entering of such judgments or decrees; and certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare all the outstanding Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of a continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default and to notify the Trustee promptly after it becomes aware of any Default.

          16.  Trustee Dealings with Company.
               -----------------------------

          The Trustee in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          17.  No Recourse Against Others.
               --------------------------

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          18.  Authentication.
               --------------

          This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

          19.  Indenture.
               ---------

          Each Securityholder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time.
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                                      A-8
          20.  Abbreviations.
               -------------

          Customary abbreviations may be used in the name of Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

          21.  CUSIP Numbers.
               -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

                                ASSIGNMENT FORM


          If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------
     (Print or type name, address and zip code and
     social security or tax ID number of assignee)

and irrevocably appoint                                       , agent to
                        --------------------------------------
transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                                          Signed:
       ------------------                               ----------------------
                                                        (Sign exactly as
                                                        name appears on the
                                                        other side of this
                                                        Security)

Signature Guarantee:
                      --------------------------------------------------------
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                                     A-10

OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Security purchased by the Company, check the box: [ ]

If you want to elect to have only part of this Security purchased by the Company, state the amount: $
                             -----------
Date:                                      Your signature:
       ------------                                       ---------------------
                                                          (Sign exactly as your
                                                          name appears on the
                                                          other side of this
                                                          Security)


Signature Guarantee:
                      ----------------------------------------------------------